UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100
Midland, Texas (Address of principal executive offices)		79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     We held our Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2010 in Midland, Texas to elect three Class II directors to serve until the Annual Meeting of Stockholders in 2013 and to approve the ratification of the appointment of KPMG LLP as our independent auditor for fiscal year 2010. A total of 32,551,545 shares of our common stock were present at the meeting in person or by proxy, which represented approximately 79% of the outstanding shares of our common stock as of April 6, 2010, the record date for the Annual Meeting.
     Director nominees were elected at the Annual Meeting based on the following vote tabulation:

	Votes “For”	Votes “Withheld”
William E. Chiles	30,665,332	335,010
Robert F. Fulton	24,603,834	6,396,508
Antonio O. Garza, Jr.	24,723,850	6,276,492
     Stockholders approved the ratification of the appointment of KPMG LLP as our independent auditor for fiscal year 2010 at the Annual Meeting based on the following vote tabulation:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
32,443,842	100,435	7,268	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: May 27, 2010	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary